Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2024 and Declaration of Distributions on Common Stock for the Months Ending January 31, February 28, and March 31, 2025.

GREENWICH, CT – 11/5/2024 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2024.

•	On October 31, 2024, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 31, 2025	January 17, 2025	January 31, 2025	$0.035
February 28, 2025	February 14, 2025	February 28, 2025	$0.035
March 31, 2025	March 17, 2025	March 31, 2025	$0.035

•	Net asset value (“NAV”) per share as of September 30, 2024 stood at $2.35, compared with a NAV per share on June 30, 2024 of $2.43.

•	Net investment income (“NII”) was approximately $6.2 million, or $0.10 per share, for the quarter ended September 30, 2024, compared with approximately $7.7 million, or $0.13 per share, for the quarter ended June 30, 2024.

•	Total investment income for the quarter ended September 30, 2024 amounted to approximately $10.3 million, compared with approximately $11.4 million for the quarter ended June 30, 2024.

o	For the quarter ended September 30, 2024 we recorded investment income from our portfolio as follows:

▪	$6.1 million from our debt investments;

▪	$3.5 million from our CLO equity investments; and

▪	$0.7 million from other income.

•	Our total expenses for the quarter ended September 30, 2024 were approximately $4.2 million, compared with total expenses of approximately $3.7 million for the quarter ended June 30, 2024.

•	As of September 30, 2024, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 14.5% at current cost, compared with 13.7% as of June 30, 2024;

o	The weighted average effective yield of our CLO equity investments at current (start of quarter for existing investments) cost was 9.6%, which was approximately the same as of June 30, 2024; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 15.3%, compared with 16.2% as of June 30, 2024.

•	For the quarter ended September 30, 2024, we recorded a net decrease in net assets resulting from operations of approximately $0.9 million, consisting of:
o	NII of approximately $6.2 million;
o	Net realized losses of approximately $12.9 million; and
o	Net unrealized appreciation of approximately $5.8 million.

•	During the third quarter of 2024, we made investments of approximately $47.7 million and received approximately $27.9 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.4 based on total fair value and 2.8 based on total principal amount as of September 30, 2024, compared with a weighted average credit rating of 2.3 based on total fair value and 2.7 based on total principal amount as of June 30, 2024.

•	As of September 30, 2024, we had three debt investments in one portfolio company on non-accrual status, with a combined fair value of approximately $0.5 million. Also, as of September 30, 2024, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $4.8 million.

•	For the quarter ended September 30, 2024, we issued a total of approximately 5.1 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $14.5 million. As of September 30, 2024, we had approximately 67.9 million shares of common stock outstanding.

We will hold a conference call to discuss third quarter results today, Tuesday, November 5th, 2024 at 9:00 AM ET. The toll-free dial-in number is 800-445-7795 and the conference identification is “Oxford”. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 800-945-1517. The replay pass-code number is 25209.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $402,457,630 and $440,069,822, respectively)	$258,043,987	$261,614,335
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	4,843,596	5,276,092
Cash and cash equivalents	43,187,807	5,740,553
Unsettled repayment of principal	2,450,000	—
Interest and distributions receivable	3,106,032	3,976,408
Other assets	1,291,851	1,060,384
Total assets	$312,923,273	$277,667,772
LIABILITIES
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $368,581 and $543,609, respectively	44,422,169	44,247,141
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,478,797 and $1,768,219, respectively	79,021,203	78,731,781
Securities purchased, not settled	26,690,837	—
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,083,351	1,012,389
Accrued interest payable	1,204,487	1,204,487
Accrued expenses	1,030,392	1,163,349
Total liabilities	153,452,439	126,359,147

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 67,869,056 and 59,300,472 shares issued and outstanding, respectively	678,691	593,005
Capital in excess of par value	483,021,043	458,121,381
Total distributable earnings/(accumulated losses)	(324,228,900)	(307,405,761)
Total net assets	159,470,834	151,308,625
Total liabilities and net assets	$312,923,273	$277,667,772
Net asset value per common share	$2.35	$2.55

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$6,121,942	$8,453,240	$19,564,808	$25,546,580
Income from securitization vehicles and investments	3,526,850	4,106,071	11,345,140	12,814,866
Other income	692,132	486,043	1,553,856	1,138,686
Total investment income from non-affiliated/non-control investments	10,340,924	13,045,354	32,463,804	39,500,132
Total investment income	10,340,924	13,045,354	32,463,804	39,500,132
EXPENSES
Interest expense	1,962,676	2,530,321	5,884,642	8,703,638
Base Fee	1,083,351	1,183,941	3,094,519	3,601,275
Professional fees	359,275	478,833	1,162,059	1,096,641
Compensation expense	209,473	205,348	590,853	662,472
General and administrative	395,259	458,328	1,189,403	1,261,650
Excise tax	143,735	573,686	95,711	873,686
Total expenses before incentive fees	4,153,769	5,430,457	12,017,187	16,199,362
Net Investment Income Incentive Fees	—	1,176,079	—	3,705,387
Capital gains incentive fees	—	—	—	—
Total incentive fees	—	1,176,079	—	3,705,387
Total expenses	4,153,769	6,606,536	12,017,187	19,904,749
Net investment income	6,187,155	6,438,818	20,446,617	19,595,383
NET UNREALIZED APPRECIATION/ (DEPRECIATION) AND REALIZED GAINS/(LOSSES) ON INVESTMENT TRANSACTIONS
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	3,543,362	14,613,632	34,041,844	18,571,627
Affiliated investments	2,299,931	(712,830)	(432,496)	3,359,805
Total net change in unrealized appreciation on investments	5,843,293	13,900,802	33,609,348	21,931,432
Net realized losses:
Non-affiliated/non-control investments	(12,904,989)	(13,480,114)	(51,439,891)	(16,811,422)
Total net realized losses	(12,904,989)	(13,646,784)	(51,439,891)	(16,978,092)
Net (decrease)/increase in net assets resulting from operations	$(874,541)	$6,692,836	$2,616,074	$24,548,723
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.10	$0.11	$0.33	$0.37
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(0.01)	$0.12	$0.04	$0.47
Weighted average shares of common stock outstanding (Basic and Diluted):	64,796,212	56,764,866	61,707,951	52,413,834
Distributions per share	$0.105	$0.225	$0.315	$0.435

FINANCIAL HIGHLIGHTS

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Per Share Data
Net asset value at beginning of period	$2.43	$2.88	$2.55	$2.78
Net investment income(1)	0.10	0.11	0.33	0.37
Net realized and unrealized (losses)/gains(2)	(0.10)	0.01	(0.28)	0.10
Net (decrease)/increase in net asset value from operations	(0.00)	0.12	0.05	0.47
Distributions per share from net investment income	(0.11)	(0.23)	(0.32)	(0.44)
Tax return of capital distributions(3)	—	—	—	—
Total distributions	(0.11)	(0.23)	(0.32)	(0.44)
Effect of shares issued	0.03	0.01	0.07	(0.03)
Net asset value at end of period	$2.35	$2.78	$2.35	$2.78
Per share market value at beginning of period	$2.94	$2.65	$2.86	$3.12
Per share market value at end of period	$2.83	$3.01	$2.83	$3.01
Total return based on market value(4)	(0.25)%	22.17%	9.71%	10.99%
Total return based on net asset value(5)	1.03%	4.34%	4.51%	15.65%
Shares outstanding at end of period	67,869,056	57,958,446	67,869,056	57,958,446

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$159,471	$160,895	$159,471	$160,895
Average net assets (000’s)	$154,529	$160,397	$149,873	$148,132
Ratio of expenses to average net assets(6)	10.71%	15.40%	10.75%	17.72%
Ratio of net investment income to average net assets(6)	16.06%	17.13%	18.13%	17.83%
Portfolio turnover rate(7)	10.95%	—%	25.86%	2.64%

___________
(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Ratio of expenses to average net assets:
Operating expenses before incentive fees	10.71%	12.47%	10.75%	14.38%
Net investment income incentive fees	—%	2.93%	—%	3.34%
Ratio of expenses, excluding interest expense, to average net assets	5.63%	9.09%	5.52%	9.89%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280